Exhibit 1.2

NISOURCE INC.

(“NiSource”)

$[  ] [  ]% [Junior Subordinated][Other Applicable Title of Notes] Notes Due 20[ ]

TERMS AGREEMENT

[  ], 20[ ]

To:	[ ]

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[As Lead Underwriters of the several Underwriters][As Underwriters]

The undersigned agrees to sell to [ ], [ ], [ ], [ ] and [ ] (collectively, the “Underwriters”)[, for whom [ ], [ ] and [ ] are acting as Lead Underwriters (collectively, the “Lead Underwriters”)], for their accounts, on and subject to the terms and conditions of the Underwriting Agreement dated November 30, 2017 (the “Underwriting Agreement”), the following securities (collectively, the “Offered Securities” or the “Notes”) on the following terms1:

I.	Title:

[ ]% [Junior Subordinated][Other Applicable Title of Notes] Notes due 20[ ] (the “Notes”)

II.	Principal Amount:

$[ ] of [ ] Notes

[1]	If applicable, revise Items I through VII to conform to description of terms and provisions of Offered Securities included in Pricing Disclosure Package.

III.	Interest:

[[ ]% per annum, from [ ], 20[ ],] payable semi-annually in arrears on [ ] and [ ] of each year, beginning on [ ], 20[ ] to holders of record at the close of business on the record date for the applicable interest payment date, which will be (x) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (y) the 15th calendar day preceding such interest payment date if any of the Notes do not remain in book-entry only form.]

[The Notes will bear interest (i) from and including [ ] [ ], 20[ ] to, but excluding, [ ], 20[ ] (the “First Reset Date”) at the rate of [ ]% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus Supplement, dated [ ], 20[ ] (the “Preliminary Prospectus Supplement”)) at a rate per annum equal to the [ ]-year U.S. Treasury Rate (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus Supplement) plus a spread of [ ]%, to be reset on each Reset Date (as defined in the Preliminary Prospectus Supplement), payable semi-annually in arrears on [ ] and [ ] of each year, beginning on [ ], 20[ ] (subject to NiSource’s right to defer interest payments as described under “Optional Interest Deferral” below) to holders of record at the close of business on the record date for the applicable interest payment date, which will be (x) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (y) the 15th calendar day preceding such interest payment date if any of the Notes do not remain in book-entry only form.]

[Other Applicable Interest Provisions]

IV.	[Optional Interest Deferral:

So long as no event of default (as defined in the Preliminary Prospectus Supplement) with respect to the Notes has occurred and is continuing, NiSource may, at its option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods (as defined in the Preliminary Prospectus Supplement) of up to [ ] consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus Supplement) each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the Notes during any such Optional Deferral Period unless NiSource elects, at its option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest (including, to the extent permitted by law, any compound interest) to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. NiSource may elect, at its option, to extend the length of any Optional Deferral Period that is shorter than [ ] consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed [ ] consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. NiSource cannot begin a new Optional Deferral Period until NiSource has paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Period.]

V.	Maturity Date:

[ ], 20[ ]

VI.	Optional Redemption:

[Prior to [ ], 20[ ] (the “Par Call Date”), NiSource may redeem Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) based on the yield(s) of a comparable U.S. Treasury security(ies) plus [ ]%, less (b) interest accrued to the date of redemption, and

(2) [100]% of the principal amount of the Notes to be redeemed,

plus in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, NiSource may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to [100]% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.]

[NiSource may redeem some or all of the Notes, as its option, in whole or in part (i) on any day in the period commencing on the date falling [ ] days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to [100]% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.]

[Other Applicable Optional Redemption Provisions]

VII.	Sinking Fund: [ ]

VIII.	Listing: [ ]

IX.	Delayed Delivery Contracts: [ ]

X.	Public Offering Price:

[ ]% of the principal amount, plus accrued interest, if any, from [ ], 20[ ].

XI.	Purchase Price:

[ ]% of the principal amount.

XII.	Underwriting Discount:

[ ]% per Note.

XIII.	Permitted Free Writing Prospectus:

1)	Pricing Term Sheet attached hereto as Exhibit A

XIV.	Pricing Disclosure Package: Includes:

1)	Prospectus dated [ ], 20[ ] (which shall be deemed to include documents incorporated by reference therein)

2)	Preliminary Prospectus Supplement dated [ ], 20[ ] (which shall be deemed to include documents incorporated by reference therein)

3)	Pricing Term Sheet attached hereto as Exhibit A

XV.	Applicable Time: [ ] [a.m.][p.m.], New York City time, on [ ], 20[ ]

XVI.	Closing: [ ] [a.m.][p.m.], New York City time, on [ ], 20[ ] at the offices of [ ], [ ], [ ], [ ].

XVII.	Blackout: [ ] days after the Closing Date (The Blackout will consist of a period beginning on the date of the execution of this Terms Agreement and ending on the Closing Date).

XVIII.	Settlement and Trading: Book-Entry Only via DTC.

The Underwriters shall purchase the Offered Securities in the principal amounts as shown below:

Underwriter	Principal Amount of 20[ ] Notes
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]
[ ]	$	[	]
Total	$	[	]

All provisions of the Underwriting Agreement, as any such provisions are amended pursuant hereto, are incorporated herein by reference.

The global security(ies) representing each series of the Offered Securities will be made available for inspection at the offices of [ ] at least 24 hours prior to the Closing Date.

XIX.	Information furnished by or on behalf of the Underwriters for use in the Preliminary Prospectus Supplement and the Final Supplemented Prospectus for the Notes:

For purposes of Section 7 of the Underwriting Agreement, the only information furnished to NiSource by the Underwriters for use in the Preliminary Prospectus Supplement and the Final Supplemented Prospectus consists of the following information in the Preliminary Prospectus Supplement and the Final Supplemented Prospectus furnished on behalf of the Underwriters: [ ] in the Preliminary Prospectus Supplement and the Final Supplemented Prospectus.

XX.	Modification of Underwriting Agreement:

[1. The second paragraph of Section 1 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

The Registered Securities constituting debt securities will be issued under an indenture, dated as of May 16, 2024, between NiSource and The Bank of New York Mellon, as trustee, as supplemented by a [ ] Supplemental Indenture to be dated [ ], 20[ ], between NiSource and the Bank of New York Mellon, as trustee (as so supplemented, the “Indenture”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms.]

2. The second sentence of the last paragraph of Section 1 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, (i) the phrase “through the Representatives” as used in this Agreement shall be disregarded and any sentence herein using such phrase shall be read with such phrase omitted, and (ii) the term “Representatives” as otherwise used in this Agreement (other than Section 5(b), 5(c), 5(f) and 5(k)) shall mean [(A) for purposes of Sections 3, 5(g) and 6(d), the Lead Underwriters and (B) for purposes of all other Sections,] the Underwriters.

3. The first sentence of Section 2(a) of the Underwriting Agreement is hereby amended to replace “(No. 333-214360)” with “(No. 333-[  ]).”

4. Section 2(w) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

(w) Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Supplemented Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of NiSource and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Final Supplemented Prospectus, there has been no dividend or distribution of any kind declared, paid or made by NiSource on any class of its capital stock other than dividends or distributions made in the ordinary course of business consistent with past practice or pursuant to the terms of any outstanding preferred stock.

5. The following additional subsection is added to Section 2 of the Underwriting Agreement:

(ff)(i)(x) Other than as set forth or contemplated in the Pricing Disclosure Package and the Final Supplemented Prospectus, there has been no security breach or other compromise of or relating to any of NiSource’s and the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) NiSource and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) NiSource and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) NiSource and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

6. Section 6(d) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

(d) (x) The Underwriters shall have received an opinion, dated the Closing Date, of [ ], external counsel for NiSource, to the effect that:

(i) NiSource is a validly existing corporation under the laws of the State of Delaware and in good standing under such laws and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana. NiSource has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus;

(ii) Each of the Significant Subsidiaries listed in a schedule attached to the opinion, is duly qualified to transact business as a foreign corporation or limited liability company and is in good standing in each of the jurisdictions set forth opposite such Significant Subsidiary’s name on a schedule attached to the opinion of such counsel;

(iii) The Terms Agreement, the Indenture and the Offered Securities have been duly authorized, executed and delivered by NiSource;

(iv) The Indenture constitutes the valid and binding obligation of NiSource, enforceable against NiSource in accordance with its terms, under the laws of the State of New York. The Offered Securities evidenced by the Global Notes, when authenticated as specified in or pursuant to the Indenture and issued and delivered to and paid for by the Underwriters in accordance with the terms of the Terms Agreement (including the provisions of this Agreement), will constitute the valid and binding obligations of NiSource entitled to the benefits provided by the Indenture, and will be enforceable against NiSource in accordance with their terms, under the laws of the State of New York;

(v) The execution and delivery by NiSource of the Terms Agreement (including the provisions of this Agreement) do not, and the performance by NiSource of its obligations under the Terms Agreement (including the provisions of this Agreement) or the Indenture, including the issuance, authentication, sale and delivery of the Offered Securities by NiSource as contemplated by the Terms Agreement, will not: (a) violate any provision of the certificate of incorporation or by-laws of NiSource, (b) violate any statute or regulation of Applicable Law (as defined below) that, in each case, is applicable to NiSource, (c) violate any judgment, injunction, order or decree identified on the officer’s certificate in a schedule attached to the opinion, or (d) violate, result in any breach of any of the terms of, or constitutes a default under, any indenture, mortgage, instrument or agreement listed in a schedule attached to the opinion;

(vi) No consent, approval or authorization of, or filing with, any governmental authority of the State of New York, the State of Delaware or the United States pursuant to any statute or regulation of Applicable Law that, in each case, is applicable to NiSource is required for the due execution and delivery by NiSource of the Terms Agreement or the Indenture or the performance by NiSource of its obligations thereunder (including the provisions of this Agreement) other than registration of the Offered Securities under the Act or as made or obtained under New York Stock Exchange rules or FINRA Conduct Rules; the term “Applicable Laws” means the DGCL and those state laws of the State of New York, and those federal laws of the United States of America which, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Act, the 1934 Act, the Trust Indenture Act or the Investment Company Act of 1940, as amended), antifraud laws, pension or employee benefit laws, federal or state tax laws or in each case any rules or regulations thereunder or any law, rule or regulation relating to public utilities, public utility holding companies, the production, transmission, distribution, storage or sale of electricity or natural gas or similar matters, or in each case as to any matters arising thereunder or relating thereto or similar matters;

(vii) The Registration Statement has become effective under the Act, the Final Supplemented Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act on the date specified in the opinion of such counsel, and, based solely on such counsel’s review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of such counsel, no proceeding for that purpose or pursuant to Section 8A of the Act against NiSource or in connection with the offering, issuance and sale of the Offered Securities has been instituted or is pending or threatened by the Commission;

(viii) The Registration Statement, as of its most recent effective date, the Final Supplemented Prospectus, as of its date, and the documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus (the “Prospectus Incorporated Documents”), as of the respective dates they were filed with the Commission (except the financial statements, supporting schedules and footnotes thereto or any other financial and accounting data and the statistical data derived therefrom contained or incorporated by reference in or omitted from the Registration Statement, the Final Supplemented Prospectus or the Prospectus Incorporated Documents, reports on the effectiveness of internal control over financial reporting or any Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder;

(ix) The statements set forth under the caption “Description of the Debt Securities” in the Base Prospectus and the caption “Supplemental Description of the Notes” in the Pricing Disclosure Package and the Final Supplemented Prospectus, insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, constitute accurate summaries of such laws and documents in all material respects;

(x) The statements set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” subject to the limitations, qualifications and assumptions set forth therein, and insofar as they purport to describe provisions of the United States federal income tax laws, constitute an accurate summary of the matters discussed therein in all material respects;

(xi) The Indenture has been qualified under the Trust Indenture Act;

(xii) NiSource is not and, after giving effect to the offering and sale of the Offered Securities, the consummation of the transactions contemplated by the Terms Agreement, the Indenture or the Offered Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, will not be, required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended; and

(xiii) Such counsel have had nothing come to their attention that have led them to believe that (i) the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Supplemented Prospectus, as of the date of the Final Supplemented Prospectus and as of the date hereof, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel has not undertaken to verify independently any of such factual matters (except to the extent expressly set forth in paragraphs (ix) and (x) above), are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Final Supplemented Prospectus (except as aforesaid), and such counsel has not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules and footnotes thereto or any other financial and accounting data and the statistical data derived therefrom, or information or assessments of or reports on the effectiveness of internal control over financial reporting or any Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Final Supplemented Prospectus.

(d) (y) The Underwriters shall have received an opinion, dated the Closing Date, of internal counsel for NiSource, to the effect that:

(i) The descriptions in the Registration Statement and in the Pricing Disclosure Package and the Final Supplemented Prospectus of any legal and governmental proceedings, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel does not know of any legal or governmental proceedings pending to which NiSource or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Supplemented Prospectus and are not so described;

(ii) To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, there are no pending or threatened actions, suits, proceedings or investigations against or affecting NiSource or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of NiSource to perform its obligations under the Terms Agreement (including the provisions of this Agreement) or the Indenture (if the Offered Securities are debt securities) or which could reasonably be expected to have a Material Adverse Effect;

(iii) Each of the Significant Subsidiaries (A) is a corporation or limited liability company validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and (B) has corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and Final Supplemented Prospectus;

(iv) If the Offered Securities are Common Stock or convertible into Common Stock: There are no contracts, agreements or understandings known to such counsel between NiSource and any person granting such person the right to require NiSource to file a registration statement under the Act with respect to any securities of NiSource owned or to be owned by such person or to require NiSource to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by NiSource under the Act; and

(v) Neither the execution and delivery by NiSource of the Terms Agreement (including the provisions of this Agreement) nor the performance by NiSource of its obligations under the Terms Agreement (including the provisions of this Agreement) or the Indenture (if the Offered Securities are debt securities) requires any consent, approval, authorization or other order of any governmental authority of the State of Indiana pursuant to the laws of the State of Indiana.

7. Section 6(e) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

(e) The Underwriters shall have received from [ ], counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of NiSource, the validity of the Offered Securities, the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and other related matters as the Underwriters may require, and NiSource shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

8. Section 11 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to NiSource in writing for the purpose of communications hereunder or, if sent to NiSource, will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: [ ], with a copy (which shall not constitute notice) to [ ], [ ], [ ], [ ], Attention: [ ].

9. Section 14 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

14. Counterparts; Electronic Signatures. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Underwriting Agreement and the Terms Agreement or in any other certificate, agreement or document related to this Underwriting Agreement and the Terms Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

10. The following additional section is added to the Underwriting Agreement:

“16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of the Terms Agreement (including the provisions of this Agreement), and any interest and obligation in or under the Terms Agreement (including the provisions of this Agreement), will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Terms Agreement (including the provisions of this Agreement), and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under the Terms Agreement (including the provisions of this Agreement) that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Terms Agreement (including the provisions of this Agreement) were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to NiSource one of the counterparts hereof, whereupon it will become a binding agreement between NiSource and the Underwriters in accordance with its terms.

Very truly yours,

NISOURCE INC.

By
Name:
Title:

The foregoing Terms Agreement is hereby confirmed and

accepted as of the date first above written.

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EXHIBIT A

Filed Pursuant to Rule 433

Registration Statement (No. 333-[ ])

[  ], 20[ ]

NiSource Inc.

$[  ] [  ]% Notes due 20[  ]

PRICING TERM SHEET

(To Preliminary Prospectus Supplement dated [ ], 20[ ])

This free writing prospectus relates only to the securities described below and should be read together with NiSource Inc.’s preliminary prospectus supplement dated [ ], 20[ ] (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated [ ], 20[ ] and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	NiSource Inc.

Security:	[ ]% Notes due 20[ ] (the “Notes”)

Ratings (Moody’s; S&P; Fitch)*:	[ / / ]

Size (aggregate principal amount):	$[ ]

Public Offering Price:	[ ]% of the principal amount

Underwriting Discount:	[ ]% of the principal amount

Net Proceeds, Before Expenses, to the Issuer:	$[ ]

Maturity Date:	[ ], 20[ ]

[Benchmark Treasury:	[ ]% due [ ], 20[ ]]

[Benchmark Treasury Price/Yield:	[ ] / [ ]%]

[Spread to Benchmark Treasury:	T+[ ] basis points]

[Yield to Maturity:	[ ]%]

Optional Redemption Terms:	[Applicable Redemption Terms]

Interest Rate:	[Applicable Interest Rate Terms]

Interest Payment Dates:	[ ] and [ ] of each year, beginning [ ], 20[ ]

[Initial Interest Accrual Date:	[ ], 20[ ]]

[Option Interest Deferral:	[Applicable Option Interest Deferral Terms]]

Format:	SEC Registered

Transaction Date:	[ ], 20[ ]

Expected Settlement Date[**]:	[ ], 20[ ] (T+[ ])

CUSIP/ISIN:	[ ] / [ ]

[Joint Book-Running Manager[s]:	[ ] [ ] [ ]]

[Senior Co-Manager[s]:	[ ]]

[Co-Manager[s]:	[ ]]

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

[** We expect to deliver the Notes against payment for the Notes on or about [ ], 20[ ], which will be the [ ] business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to the first business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+[ ], to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to the first business day before delivery of the Notes should consult their own advisors.]

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [ ] at [ ], [ ] at [ ] or [ ] at [ ].